As filed with the Securities and Exchange Commission on July 29, 2011

                                                                                                                                                                Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3672377 (I.R.S. Employer Identification No.)

968 Albany-Shaker Road

Latham, NY 12110

 (Address of Principal Executive Offices)

PLUG POWER INC.

2011 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plans)
 ______________________________________________________________

Andrew Marsh

Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York, 12110

(518) 782-7700

 (Name and Address of agent for service)

With a copy to:

Robert P. Whalen, Jr., Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570‑1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller Reporting Company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value (2)	1,000,000 (3)	$2.155 (4)	$2,155,000	$250.20

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plug Power Inc. 2011 Stock Option and Incentive Plan, as amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)  This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of common stock issued pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of June 23, 2009.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.

(3)  Represents shares of common stock available for future issuance under the Plan.

(4)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices on the NASDAQ Capital Market on July 28, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 13, 2011;
(c)

The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 2, 2011, May 6, 2011, May 13, 2011, May 19, 2011, May 25, 2011 and June 6, 2011, and the Amended Current Report on Form 8-K/A filed with the Commission on May 16, 2011;

(d)

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 1, 1999; and

(e)

The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on June 24, 2009, as amended by the Registrant’s Registration Statement on Form 8-A/A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on May 6, 2011.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) and the Registrant’s Amended and Restated By-laws provide for indemnification of the Registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, the Registrant will indemnify its directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.  Article VII of the Company’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

The Registrant has entered into agreements with each of its directors and Gerald A. Anderson, the Registrant’s Chief Financial Officer, that require, among other matters, that the Registrant indemnify its directors and Mr. Anderson to the fullest extent permitted by law and advance to the director or officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by the director or officer seeking to enforce their rights under the indemnification agreements.  In addition, the Registrant has a directors and officers liability insurance policy to insure such persons against certain liabilities.

Item 7.	Exemption from Registration Claimed.

             Not applicable.

Item 8.	Exhibits.

No.	Description	Location
4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Annual Report on Form 10-K for the period ended December 31, 2008).
4.2

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.3

Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 19. 2011).

4.4	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on October 28, 2009).
4.5

Specimen certificate for shares of common stock, $0.01 par value, of Plug Power Inc. (incorporated by reference from the Company’s Registration Statement on Form S-1/A (File No. 333-86089) filed with the Commission on October 1, 1999).

4.6

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent. (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.7

Amendment, date as of May 6, 2011, to the Shareholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2011).

4.8	2011 Stock Option and Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 13. 2011).
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1	Consent of Goodwin Procter LLP (Included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 29th day of July, 2011.

Plug Power Inc.

By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway. Jr., and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of July, 2011.

Signatures	Title

/s/ Andrew Marsh	Chief Executive Officer and Director
Andrew Marsh	(Principal Executive Officer)

/s/ Gerald A. Anderson Gerald A. Anderson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Larry G. Garberding	Director
Larry G. Garberding

/s/ Maureen O. Helmer	Director
Maureen O. Helmer

/s/ George C. McNamee	Director
George C. McNamee

/s/ Gary K. Willis	Director
Gary K. Willis

LIBC/3585464.3

EXHIBIT INDEX

No.	Description	Location
4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Annual Report on Form 10-K for the period ended December 31, 2008).
4.2

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.3

Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 19. 2011).

4.4	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on October 28, 2009).
4.5

Specimen certificate for shares of common stock, $0.01 par value, of Plug Power Inc. (incorporated by reference from the Company’s Registration Statement on Form S-1/A (File No. 333-86089) filed with the Commission on October 1, 1999).

4.6

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent. (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.7

Amendment, date as of May 6, 2011, to the Shareholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2011).

4.8	2011 Stock Option and Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 13. 2011).
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1	Consent of Goodwin Procter LLP (Included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)